                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Jefferson-Pilot Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[Jefferson Pilot Financial Logo]

                          JEFFERSON-PILOT CORPORATION
                            100 North Greene Street
                        Greensboro, North Carolina 27401

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                           MEETING DATE: MAY 6, 2002

Dear Shareholder:

You are cordially invited to attend our 2002 Annual Meeting of Shareholders. We will meet in Jefferson Pilot's offices in Greensboro on Monday, May 6, 2002, at 10:00 A.M.

The attached Notice of Meeting and Proxy Statement describes the matters we will be acting on at the meeting.

The enclosed Summary Annual Report and Financial Supplement reviews Jefferson Pilot's activities and performance during 2001.

Your vote is important. I urge you to vote your shares by proxy, even if you plan to attend the meeting. This will ensure that your shares are voted. Please fill out, sign and return your proxy card promptly.

On behalf of your Board of Directors, thank you for your continued support.

Sincerely,

/s/ David A. Stonecipher

David A. Stonecipher
Chairman and CEO

March 26, 2002

[Jefferson Pilot Financial Logo]

                          JEFFERSON-PILOT CORPORATION

                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

-------------------------------------------------------------------------------

                  DATE:   MONDAY, MAY 6, 2002
                  TIME:   10:00 A.M.
                  PLACE:  FOURTH FLOOR, JEFFERSON-PILOT BUILDING
                          100 NORTH GREENE STREET
                          GREENSBORO, NORTH CAROLINA

-------------------------------------------------------------------------------

At our Annual Meeting of Shareholders we will ask you to:

     (1) elect three persons as Class I directors, each for a term of three years;

     (2) elect one person as a Class III director for a term of two years; and

     (3) transact any other business properly brought before the meeting or any adjournment of the meeting.

Our Board of Directors is not aware of any other matter to be voted on at the meeting.

You can vote if you were a shareholder of record on March 4, 2002.

Please promptly complete, date, sign and return the enclosed proxy card. You may revoke your proxy at any time before it is voted at the meeting.

On behalf of the Board of Directors,

/s/ Robert A. Reed

Vice President and Secretary                                      March 26, 2002

--------------------------------------------------------------------------------

CONTENTS
Proxy Solicitation and Voting Information...................    3
Proposals I and II -- Election of Directors.................    4
Stock Ownership.............................................    7
Executive Compensation......................................    8
Audit Committee Report......................................   15
Other Information...........................................   16

PROXY STATEMENT

PROXY SOLICITATION AND VOTING INFORMATION

WHO IS ENTITLED TO VOTE?

Shareholders of record at the close of business on March 4, 2002, the record date, may vote at the meeting. Each share of common stock is entitled to one vote on each voting matter.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

A majority of the outstanding shares of common stock, represented in person or by proxy, will constitute a quorum for transacting business. On the record date, outstanding shares were 150,190,954.

HOW DO I VOTE?

Our Board of Directors is soliciting the enclosed proxy. To vote, please complete, sign and date each proxy card you receive and return it in the prepaid envelope. Proxies will be voted if properly signed, received before the close of voting at the meeting and not revoked. Your shares will be voted as you specify on each voting matter. Unless you otherwise specify on the proxy, properly executed proxies that are timely received will be voted for all nominees for director and in accordance with the best judgment of the proxy holders, in the interest of the Corporation, on any other matters properly brought before the meeting.

WHAT SHARES ARE INCLUDED IN THE PROXY CARD?

Proxies represent shares you hold of record as a registered shareholder (that is, you hold stock certificates registered with our transfer agent in your own name or with others). They also represent full and fractional shares held under our Dividend Reinvestment Plan, under our 401(k)/TeamShare Plan for employees and career agents, and under our Agents' Retirement Plan, where the registrations are the same. If you do not give voting instructions for your benefit plan shares, these shares will be voted in the same proportion as shares for which other participants in that plan give instructions.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

Yes. If you are a registered shareholder, you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

If your shares are held in "street name," please check your proxy voting form or contact your broker or other nominee to ask if you can vote by telephone or electronically. Brokers and other nominees can vote electronically through their depositaries.

HOW CAN I REVOKE MY PROXY?

You may revoke your proxy at any time before the voting at the meeting. To revoke it, you may (1) deliver a written notice of revocation to our corporate secretary, (2) submit a properly executed, later dated proxy or (3) vote in person at the meeting.

WHO WILL COUNT THE VOTE?

Representatives of Georgeson Shareholder Communications Inc. will count the vote, and Georgeson will serve as the independent Inspector of Election.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER?

The nominees receiving the highest number of votes will be elected directors. Approval of any other proposal requires a majority of the votes cast by shareholders on the proposal. We count abstentions and broker non-votes for purposes of determining a quorum. We disregard abstentions, broker non-votes or failure to vote in tabulating voting results. Shareholders may not cumulate their votes.

WHO PAYS FOR THIS PROXY SOLICITATION?

Jefferson Pilot pays the costs of soliciting proxies. We retain Georgeson Shareholder Communications Inc. to assist with the solicitation for a fee of $12,500 plus out-of-pocket expenses. We also reimburse brokerage houses and other nominees and fiduciaries for their reasonable costs for sending proxy materials to shareholders.

WILL ANY OTHER PROPOSALS BE PRESENTED AT THE MEETING?

No. Our By-Laws require advance written notice to our corporate secretary at least 90 days before the meeting, of any resolution to be presented at the meeting. He has not received any such notice.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

This means that your shares are registered differently and are in more than one account. Please sign and return all proxy cards to be sure that all your shares are voted. To provide better shareholder services in the future, we encourage you to have all accounts registered in the same name and address. You may do this by contacting our stock transfer agent, First Union/Wachovia, at 1-800-829-8432, or by fax to 1-704-590-7618.

PROPOSALS I AND II -- ELECTION OF DIRECTORS

Our Board now has eleven serving directors, divided into three classes whose terms end in successive years. The terms of the four Class I directors expire at the 2002 annual meeting.

Three of the members of Class I have been nominated to serve for a new three year term that will end in 2005, and the other member has been nominated to serve for a new two year term that will end in 2004. Our newest director, Elizabeth Valk Long, was elected by the Board in Class I in February 2002 to fill an existing vacancy.

If any nominee is unable or unwilling to serve as a director for any reason, which is not anticipated, proxies will be voted for the election of any substitute nominee designated by our Board of Directors or its Executive Committee. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

The table below presents certain information about these nominees and the other directors whose terms of office will continue after the meeting.

                 NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING 2005 -- CLASS I

ELIZABETH VALK LONG                    Tequesta, FL; former Executive Vice President of Time, Inc.
age 51                                 (publishing) from 1995 to July 2001; previously publisher
Director since 2002                    and then President of Time Magazine

WILLIAM PORTER PAYNE                   Partner in Gleacher Partners LLC (investment banking and
age 54                                 asset management), Atlanta, GA since July 2000; previously
Director since 1993                    Vice Chairman, PTEK Holdings, Inc. from January 1999, and
                                       Chairman of its subsidiary Orchestrate.Com from July 1998;
                                       Vice Chairman of NationsBank Corporation from 1997 to June
                                       1998; previously President and Chief Executive Officer,
                                       Atlanta Committee for the Olympic Games

DAVID A. STONECIPHER                   Chairman of the Board of the Corporation since May 1998 and
age 60                                 CEO since March 1993; also President until November 2001
Director since 1993

                  NOMINEE TO SERVE FOR A TWO-YEAR TERM EXPIRING 2004 -- CLASS III

KENNETH C. MLEKUSH                     Vice Chairman of the Board of the Corporation since November
age 63                                 2001; previously Executive Vice President from May 1997;
Director since 1998                    previously Senior Vice President; President of our principal life insurance subsidiaries since 1998; previously Executive
                                       Vice President -- Individual Operations

                    CONTINUING DIRECTORS FOR THE TERM EXPIRING 2003 -- CLASS II

EDWIN B. BORDEN                        President and Chief Executive Officer, The Borden
age 67                                 Manufacturing Company (textile management company),
Director since 1991                    Goldsboro, NC

WILLIAM H. CUNNINGHAM                  Professor, The University of Texas at Austin since June
age 58                                 2000; formerly Chancellor, The University of Texas System;
Director since 1986                    also Chief Executive Officer of IBT Technologies, Inc.
                                       (eLearning infrastructure startup company) from December
                                       2000 to September 2001

E. S. MELVIN                           President and Chief Executive Officer, The Joseph M. Bryan
age 68                                 Foundation of Greater Greensboro, Inc. (private charitable
Director since 1986                    foundation) since January 1997

DONALD S. RUSSELL, JR.                 Attorney in sole practice in Columbia, SC
age 62
Director since 1977

                   CONTINUING DIRECTORS FOR THE TERM EXPIRING 2004 -- CLASS III

ROBERT G. GREER                        Consultant in the formation of, and then Chairman since
age 67                                 September 1996 of the Bank of Tanglewood, N.A., Houston, TX
Director since 1975

GEORGE W. HENDERSON, III               Chairman and Chief Executive Officer, Burlington Industries,
age 53                                 Inc. (manufacturer of textile products), Greensboro, NC
Director since 1995                    since 1995

PATRICK S. PITTARD                     Former Chairman, President and Chief Executive Officer of
age 56                                 Heidrick & Struggles International, Inc. (executive search
Director since 1998                    firm), Atlanta, GA from January 1997 to 2001; previously its
                                       Managing Partner, North America

---------------

(1) Our directors are also directors of other publicly held companies in addition to the directorships shown in the table: Mr. Borden, Mount Olive Pickle Company, Progress Energy, Inc., Ruddick Corporation and Winston Hotels, Inc.; Mr. Cunningham, Introgen Therapeutics, Inc., 36 funds in the John Hancock mutual fund family and Southwest Airlines Co; Ms. Long, The J.M. Smucker Company and Steelcase Inc.; Mr. Payne, Anheuser Busch, Inc., Cousins Properties, Inc. and Crown Crafts, Inc.; Mr. Russell, Piedmont Natural Gas Company; and Mr. Stonecipher, Bassett Furniture Industries, Inc.

WHAT ABOUT ATTENDANCE AND BOARD COMMITTEES?

In 2001 our Board met five times. Each of our directors attended 100% of the meetings of the Board and of committees on which they served.

Our Statement of Principles with Respect to Certain Corporate Governance Matters was adopted by the Board and ratified overwhelmingly by shareholders in 1993. Under these Principles, our Audit, Compensation and Conflict of Interests Committees may not include any inside director -- no current or recent executive officer or any relative, or any other director who is an executive officer of another public corporation on whose board one of our executive officers and directors serves. Each of these Committees is authorized to engage independent advisers with an appropriate budget available for this purpose. Our Nominating Committee does not include any inside directors, although these Principles permit one inside director.

Executive Committee -- met twice in 2001. The members are Directors Cunningham (Chairman), Borden, Greer, Henderson and Stonecipher. This Committee may exercise all of the powers and authority of the Board, except for the power to issue stock or declare dividends and certain other powers specifically reserved by North Carolina law to the Board. The Committee generally meets only when action is required between regularly scheduled Board meetings.

Audit Committee -- met four times in 2001. The members are directors Russell (Chairman), Henderson, Long and Melvin. All members of the Committee are independent directors as defined by New York Stock Exchange rules. As provided in our By-laws, this Committee assists our Board of Directors in oversight of
(1) the integrity of the Corporation's financial statements, (2) the adequacy of internal controls and (3) the independence and performance of the internal auditors and the independent auditors. The Board has adopted a written charter for the Committee, which specifies in more detail the responsibilities of the Committee. A copy of the Charter was an exhibit to our 2001 proxy statement.

Compensation Committee -- met four times in 2001. The members are Directors Melvin (Chairman), Cunningham and Pittard. This Committee approves salaries paid to senior executives; reviews our tax qualified employee benefit plans; reviews all recommendations for changes in any plan which must be approved by the Board; and determines awards for senior executives under incentive plans including stock plans.

Nominating Committee -- met three times in 2001. The members are Directors Greer (Chairman), Cunningham, Henderson, Payne and Pittard. This Committee recommends to the Board nominees for election as directors and the composition of all Committees of the Board other than the Executive and Nominating Committees. In selecting director nominees, the Committee will consider nominees recommended in writing by shareholders. The Committee will not be able to consider shareholder recommendations received less than 120 days before shareholders meet to elect directors.

Conflict of Interests Committee -- met once in 2001. The members are Directors Borden (Chairman), Payne and Russell. This Committee recommends policies or procedures designed to avoid conflicts of interest involving our directors and officers. It also is responsible for investigating any complaints or activities involving actual or potential conflict, and recommending to the Board appropriate action relating to any conflict. This Committee also annually reviews all significant relationships, direct or indirect, that directors have with Jefferson Pilot, based on surveys that all directors complete. Based on this review and in accordance with our Statement of Principles, the Committee then also makes any appropriate recommendation to the Board concerning Board Committee assignments.

HOW ARE DIRECTORS COMPENSATED?

Cash. Directors who are not our employees receive an annual retainer of $35,000, and a meeting fee of $2,000 for each Board meeting and $1,000 for each Committee meeting they attend. The Committee meeting fee is only $500 for a Committee meeting held in connection with a Board meeting. Committee chairpersons receive an additional annual retainer of $5,000.

Our directors do not receive fees for the execution of written consents in lieu of Board or Committee meetings. We reimburse directors for travel, lodging and meal expenses when they travel to meetings.

Our directors may elect to defer receipt of some or all cash directors' fees. Deferred accounts are credited, at the director's election, with either phantom units for our common stock, or with interest at rates representative of market rates. Deferred accounts are unfunded and are paid out in shares of common stock, or cash for the interest rate option, in up to ten annual installments after the director leaves the Board. A grantor trust holds JP common stock equal to the phantom units in deferred fee accounts.

Stock Options. Our non-employee directors receive non-discretionary stock option awards, each exercisable at the fair market value of JP common stock on the award date. All directors receive an annual option award for 7,500 shares on the first regular quarterly Board meeting date in each year through 2003, but the face value of the award (shares times exercise price) in future years may not grow by more than 8% per year compounded from the face value of the February 8, 1999 option. A new director immediately receives an option to purchase shares having a face value of $175,000. The first annual option is prorated for months served by a new director. The Non-Employee Directors' Stock Option Plan, which was approved by our shareholders in 1999, expires on March 31, 2003, unless earlier terminated.

STOCK OWNERSHIP

WHAT IS THE STOCK OWNERSHIP OF OUR DIRECTORS AND OFFICERS?

                                                              SHARES BENEFICIALLY OWNED
NAME                                                           ON MARCH 1, 2002(1)(2)
---------------------------------------------------------------------------------------
Directors:
Edwin B. Borden.............................................            103,798
William H. Cunningham.......................................             76,063
Robert G. Greer.............................................             72,627
George W. Henderson, III....................................             72,580
Elizabeth Valk Long.........................................              1,223
E. S. Melvin................................................             94,811(3)
Kenneth C. Mlekush..........................................            528,413
William Porter Payne........................................             76,328
Patrick S. Pittard..........................................             47,026
Donald S. Russell, Jr.......................................             81,136
David A. Stonecipher........................................          2,529,889(3)
Other officers named in compensation table:
Dennis R. Glass.............................................            426,129
Robert D. Bates.............................................             93,628
John D. Hopkins.............................................            226,725
Theresa M. Stone............................................            172,609
Directors and executive officers as a group (15 persons)....          4,602,985

---------------

(1) The individuals have sole voting and investment power over the shares, except: Mr. Melvin: 258 shares are held by his wife; and Mr. Stonecipher:
     19,500 shares are held by his wife. These directors have no authority to vote these shares. The shares reported include shares held for each officer under our 401(k) plan, share equivalent units under the directors' fee deferral plan as follows: Mr. Borden, 4,519 shares; Mr. Cunningham, 3,580 shares; Mr. Henderson, 9,571 shares: Ms. Long, 223 shares; Mr. Melvin, 10,417 shares; Mr. Payne, 3,113 shares; and Mr. Pittard, 4,360 shares; and the following shares which the individuals had the right to acquire within 60 days through the exercise of options: employee plan: Mr. Stonecipher, 2,335,625; Mr. Mlekush, 509,062; Mr. Glass, 399,061; Mr. Bates, 38,744; Mr.
     Hopkins, 215,312; and Ms. Stone, 162,500; non-employee director plan:
     Messrs. Borden, Cunningham, Greer, Henderson, Melvin, Payne and Russell, 62,154 each; and Mr. Pittard, 39,375; and the group (both option plans), 4,134,757.
(2) None of the individuals reported beneficial ownership of more than 1% of the total shares outstanding, except that including exercisable options Mr. Stonecipher is deemed to beneficially own 1.7%. The beneficial ownership for the group including exercisable options is 3.0% of the total shares outstanding.
(3) Mr. Melvin also reported that the Foundation of which he is President and Chief Executive Officer owns 1,808,768 shares (1.2%). Mr. Stonecipher also reported that a private (family) charitable foundation for which he is the investment manager owns 10,000 shares. Messrs. Melvin and Stonecipher respectively have no economic interest in these shares and disclaim beneficial ownership of these shares.

The following table shows the only shareholder who reported to the Securities and Exchange Commission beneficial ownership of more than 5% of our common stock as of December 31, 2001.

NAME AND ADDRESS                                               NUMBER OF        PERCENT OF
OF BENEFICIAL OWNER                                           SHARES OWNED      CLASS OWNED
-------------------------------------------------------------------------------------------
Capital Research and Management Company                        9,503,400           6.3%
333 South Hope Street
Los Angeles, CA 90071

This shareholder is an investment advisor and reported that it has no power to vote these shares, but sole power to dispose of the shares. It disclaimed beneficial ownership of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance.

Jefferson-Pilot believes that all of our executive officers and directors complied for 2001 with all applicable stock ownership reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, except that for Directors Borden, Cunningham, Henderson, Melvin, Payne and Pittard, the forms reporting their annual deferrals of fees into JP stock units for 2000 under our deferred fee plan were filed late.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

What are the principles of Jefferson-Pilot's executive pay program?

Our executive compensation program is based on guiding principles designed to align compensation with Jefferson Pilot Financial's mission, business strategy and values. Building on this foundation, our executive compensation program is designed to retain and motivate the executive talent needed to maximize our return to shareholders. The program:

     - provides base compensation levels that are competitive with that provided in the various markets in which we compete for executive talent;

     - rewards executives for the achievement of specific corporate and unit earnings goals, as well as market related goals necessary to build shareholder value over the long term; and

     - creates earned share ownership opportunities to link executive and shareholder interests with a focus on maximizing long term shareholder value.

The Compensation Committee considers each of these principles, which are described in greater detail below, as it implements the program.

How are competitive compensation levels determined?

The Committee establishes total compensation (base salary and incentive) targets for executives for expected levels of performance. We use published survey materials, proxy statement analyses and counsel with consultants to establish target compensation levels, including incentive compensation. Companies listed as the "Similarly Diversified Companies" in the Performance Graph are included in the compensation survey data, as are other companies. We use broad financial services and insurance industry surveys among others to determine competitive data, since executives may be recruited from or attracted to companies other than those included in the Graph. In general, we target total compensation at the second quartile (the 50 to 75 percent range) of the relevant marketplace for each executive's area of responsibility, such as life insurance or broadcasting. Actual total compensation of most of the Named Officers for 2001, including Mr. Stonecipher, fell within the second quartile of the relevant marketplace.

How are incentive and reward built into the compensation program?

We must achieve both the short and long term goals described below for our executives to earn competitive total compensation. Depending on position, between 50 and 75 percent of each executive officer's total targeted compensation is based upon performance. Performance related elements include annual bonus, as well as two forms of long term incentives under the Long Term Stock Incentive Plan: long term incentive compensation plan (LTIP) payouts, and stock options. LTIP was designed in combination with the expected value of stock option grants so as to make available competitive and performance-related long term incentive opportunities.

Annual Bonus. Our annual incentive compensation (bonus) plan is keyed to competitive annual incentive norms. Payments are based on the achievement of short term goals consisting of total reportable segment results (operating earnings) targets set for Jefferson Pilot and each line of business. Additional short term goals such as sales and growth in business may also affect a specific executive's incentive award. We develop the short term goals based on our annual budgets and operating plans. The weights accorded to the goals vary depending on the executive's position. The 2001 bonuses for certain officers gave special consideration to their involvement in the critical execution phase of our Premier Partner strategy. The actual 2001 performance of Jefferson Pilot and of the Named Officers resulted in annual bonuses varying from 35% to 135% of base salary.

LTIP. Our LTIP payouts are based on cumulative growth in operating earnings per share (EPS). Participants are eligible for a payment each year, contingent upon our achieving specified levels of compound growth rate in our cumulative operating earnings per share (CGR) during the prior three years. Payouts are expressed as a percentage (which varies according to the participant and the level of CGR achieved) of each participant's salary during the last year of the three year measurement period. No LTIP payments will be made if the three year CGR is less than 50% of the targeted CGR. Payouts for Mr. Stonecipher are based on a percentage that is 33% greater than the percentage for other LTIP participants due to differences in competitive practice for the Chief Executive Officer position versus that for other executive officers. We provide further details on LTIP with the Long Term Incentive Plans table on page 12.

Stock Options. We make stock option awards in amounts that, when combined with long term incentives under the LTIP program, are designed to provide total long term incentive compensation opportunity that is competitive with other large insurance companies, based on data from industry surveys. Actual gains from stock options depend upon stock price increases from the fair market value at the time of grant. Our Compensation Committee does not consider levels of share ownership or past option grants in making current stock option awards as it desires to continually reinforce the goal of long term stock price improvement.

We granted some stock options to executive officers under employment agreements -- see page 14.

Are these plans designed to build equity ownership?

We expect sustained ownership of Jefferson Pilot stock by our executives upon shares being earned through performance. Half of the LTIP value earned is delivered in common shares. In the recent payout based on the three year CGR through 2001, an aggregate of 10,776 shares were delivered to four executive officers. We further strengthen the direct link between shareholders and executives by using stock options as an important incentive vehicle. We establish expectations informally regarding executives' continued ownership of our shares during their employment.

What was the Chief Executive Officer's compensation for 2001?

Mr. Stonecipher's salary for 2001 reflected a 9.9% increase over his 2000 salary, reflecting adjustments made for him and other executives based on competitive survey data provided to the Committee by our independent compensation consultant. We subsequently have increased his 2002 salary by 2%. Under his employment agreement, Mr. Stonecipher's bonus for 2001 was determined based on growth in operating EPS, and the Committee also awarded Mr. Stonecipher an additional discretionary amount in recognition of his exemplary performance. In 2001, operating EPS increased 7.0% compared with 2000. In addition, Mr. Stonecipher participates in LTIP and received a payout in early 2002 based on achievement of CGR above the LTIP target over the three year period 1999-2001. In February 2001 he received a stock option to purchase 300,000 shares at the fair market value on the award date, which is fully vested and exercisable under his employment agreement, and he also was included in the Special Incentive Award subject to performance vesting as described in note 2 on page 11.

Is all compensation tax deductible?

The Compensation Committee has taken steps to minimize any compensation that would be non-deductible under Section 162(m) of the Internal Revenue Code. A portion of Mr. Stonecipher's bonus for 2001 was deductible because it was calculated under the shareholder approved bonus arrangement contained in his 1997 employment agreement. In the event that any material amount might potentially not be deductible under

Section 162(m), the Committee will consider what actions, if any, should be taken to seek to make such compensation deductible without compromising its ability to motivate and reward excellent performance.

                              COMPENSATION COMMITTEE

                              E. S. Melvin (Chair)
                              William C. Cunningham
                              Patrick S. Pittard

This table summarizes compensation for our chief executive officer, and for the five other executive officers who were the highest paid for 2001 (Named Officers).

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                          COMPENSATION
                                                                      ---------------------
                                                                      AWARDS(1)     PAYOUTS
                                                                      ----------    -------
                                               ANNUAL COMPENSATION    SECURITIES     LTIP      ALL OTHER
                                              ---------------------   UNDERLYING    PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR   SALARY($)   BONUS($)    OPTIONS(#)    ($)(2)       ($)(3)
----------------------------------------------------------------------------------------------------------
David A. Stonecipher.................  2001   1,112,410   1,500,000    510,000(4)   513,933        4,250
Chairman and Chief Executive Officer;  2000   1,012,410   1,300,000    300,000      607,446        4,414
President to November 2001             1999     964,100   1,300,000    181,000      578,460        5,168

Kenneth C. Mlekush...................  2001     570,000     625,000    225,000(4)   197,505        3,417
Vice Chairman; Executive               2000     520,000     500,000    120,000      234,000        5,576
Vice President to November 2001        1999     478,400     500,000     60,000      215,280        3,824

Dennis R. Glass......................  2001     510,096     525,000    222,500(4)   173,250        4,300
President; Executive Vice President    2000     420,000     400,000     75,000      189,000        5,626
and Treasurer to November 2001         1999     398,846     325,000     45,000      180,000        5,209

Robert D. Bates(5)...................  2001     432,520     432,520     15,037           --       11,016
Executive Vice President               2000     400,000     400,000         --           --       14,520
                                       1999          --          --     46,839           --    4,950,000(5)

John D. Hopkins......................  2001     400,000     225,000     90,000(4)        --        4,675
Executive Vice President               2000     370,000     275,000     52,500           --        5,049
and General Counsel                    1999     351,520     225,000     30,000           --        4,576

Theresa M. Stone.....................  2001     426,377     150,000     62,500      145,530        1,870
Executive Vice President;              2000     400,000     225,000     60,000      180,000        4,026
Chief Financial Officer and            1999     378,560     275,000     45,000      170,352        7,265
Treasurer since November 2001;
President of Jefferson-Pilot
Communications Company

---------------

(1) None of the Named Officers have been granted any stock appreciation rights or restricted stock awards.
(2)  We made LTIP payouts 50% in shares of our common stock and 50% in cash.
(3) Consists of Company matching and gain sharing contributions to the 401(k), and a portion of the match or gain sharing paid in cash.
(4)  Includes the Special Incentive Award described in note 2 on page 11.
(5) Mr. Bates became an executive on December 30, 1999 in connection with an acquisition. See page 14.

LONG TERM STOCK INCENTIVE PLAN

This plan, which as last amended was approved by our shareholders in 1999, provides long term incentives, based on Jefferson Pilot common stock and on growth in operating earnings per share, to employees who may influence our long term performance. Key features of the plan include stock options and long term incentive awards (LTIP). The option price may not be less than 100% of the stock's fair market value on the award date. The table shows options our Compensation Committee awarded in 2001 to the Named Officers.

The price of our common stock must go up in order for optionees to realize any gain. As the stock price increases, all shareholders benefit proportionately.

                           OPTION GRANTS DURING 2001

                                        NUMBER OF    PERCENT OF TOTAL
                                        SECURITIES       OPTIONS                                  GRANT DATE
                                        UNDERLYING      GRANTED TO                               PRESENT VALUE
                                         OPTIONS        EMPLOYEES       EXERCISE   EXPIRATION   (BLACK-SCHOLES)
NAME                                    GRANTED(#)       IN 2001        PRICE($)      DATE          ($)(1)
---------------------------------------------------------------------------------------------------------------
David A. Stonecipher..................   300,000           13.9%         46.547     2/11/11        3,567,000
                                         210,000(2)         9.7%         46.547     2/11/11        2,496,900
Kenneth C. Mlekush....................   120,000            5.5%         46.547     2/11/11        1,364,400
                                         105,000(2)         4.9%         46.547     2/11/11        1,193,850
Dennis R. Glass.......................    82,500            3.8%         46.547     2/11/11          980,925
                                          90,000(2)         4.2%         46.547     2/11/11        1,070,100
                                          50,000            2.3%         44.220     11/4/11          450,500
Robert D. Bates.......................    15,037            0.7%         46.547     2/11/11          178,790
John D. Hopkins.......................    45,000            2.1%         46.547     2/11/11          504,450
                                          45,000(2)         2.1%         46.547     2/11/11          504,450
Theresa M. Stone......................    37,500            1.7%         46.547     2/11/11          445,875
                                          25,000            1.2%         44.220     11/4/11          225,250

---------------

(1) We estimated the present values using the Black-Scholes pricing model. We used the following assumptions: options are exercised at the end of their ten year term or earlier expiration following retirement; interest rates are based on U.S. Treasury Strips available on the grant date and maturing when the option expires; volatility is based on the average daily closing market prices for December 1991 through January 2001; and our average annual dividend growth is 10%. The actual value an officer receives from a stock option depends on future market conditions. It may be more or less than the present value shown. The options generally vest and become exercisable in one third increments over three years, or earlier upon death, disability, retirement, satisfaction of the terms of an employment agreement, or a change in control. Option holders may use JP shares they own for a minimum period to pay the exercise price and may have shares withheld to cover required withholding taxes.

(2) In February 2001 our Compensation Committee approved a Special Incentive Award for Messrs. Stonecipher, Mlekush, Glass and Hopkins and selected other senior executives, consisting of a stock option and an additional cash bonus opportunity based on a multiple of 2001 base salary (1.5 to 2.0 times salary for these four Named Officers), with any vesting of the option and payment of any additional bonus to be determined in the sole discretion of the Compensation Committee based on strategic goals related to business growth and deployment of capital over several years. These options would vest upon any earlier change in control.

The following table shows stock option exercises during 2001 and the year-end value of unexercised options.

                      AGGREGATED OPTION EXERCISES IN 2001
                      AND DECEMBER 31, 2001 OPTION VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                            SHARES                      OPTIONS AT 12-31-01(#)            AT 12-31-01($)
                          ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                      EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------
David A. Stonecipher....        --             --      2,115,625       435,000      33,423,578      2,742,008
Kenneth C. Mlekush......        --             --        459,687       325,000       9,703,954        827,002
Dennis R. Glass.........        --             --        331,561       287,500       6,386,168        619,835
Robert D. Bates.........        --             --         38,744        23,132          44,862         22,431
John D. Hopkins.........    25,000        588,918        172,812       135,000       2,701,599        361,943
Theresa M. Stone........        --             --        150,000        62,500       1,085,501             --

The following table and notes provide information with respect to LTIP.

                           LONG TERM INCENTIVE PLANS

                                                                                ESTIMATED FUTURE PAYOUTS
                                                               PERFORMANCE          UNDER NON-STOCK-
                                                                OR OTHER            PRICE-BASED PLANS
                                          NUMBER OF SHARES,   PERIOD UNTIL    -----------------------------
                                           UNITS OR OTHER     MATURATION OR   THRESHOLD   TARGET    MAXIMUM
NAME                                        RIGHTS(#)(1)        PAYOUT(2)      ($)(3)     ($)(3)    ($)(3)
-----------------------------------------------------------------------------------------------------------
David A. Stonecipher....................           --           2001-2003      226,932    453,863   680,795
Kenneth C. Mlekush......................           --           2001-2003       90,000    180,000   270,000
Dennis R. Glass.........................           --           2001-2003       86,250    172,500   258,750
Robert D. Bates.........................           --           2001-2003           --         --        --
John D. Hopkins.........................           --           2001-2003           --         --        --
Theresa M. Stone........................           --           2001-2003       69,000    138,000   207,000

---------------

(1) LTIP does not provide for awards of shares, units or other rights representing the right to receive compensation. LTIP provides for payouts based on the compound growth rate (CGR) in cumulative operating earnings per share during the three year measurement period. Payouts, if any, are in a 50/50 ratio of cash and JP common stock valued at the fair market value on the payment date.
(2) Table amounts reflect current (2002) annual salary. Actual payments, if any, will be calculated as a percentage (which varies according to the participant and the level of CGR achieved) of salary during the last year in the period.
(3) Payouts are contingent upon achieving specified levels of CGR, and service to the end of the three year measurement period. The target amount will be payable if the targeted CGR is achieved. The threshold amount will be payable if 50% of the targeted CGR is achieved; below 50% no payout will be made. The maximum amount will be payable if 150% or more of the targeted CGR is achieved.

RETIREMENT PLANS

We provide executive retirement benefits under a tax qualified plan, a nonqualified ERISA excess plan and a nonqualified supplemental benefit plan. The table includes benefits under all these plans.

                               PENSION PLAN TABLE

                                                                    YEARS OF SERVICE
                                                        ----------------------------------------
                                                                                       20 YEARS
FINAL AVERAGE EARNINGS                                  10 YEARS       15 YEARS        OR MORE
------------------------------------------------------------------------------------------------
$  600,000............................................  $150,000      $  225,000      $  300,000
$  900,000............................................  $225,000      $  337,500      $  450,000
$1,200,000............................................  $300,000      $  450,000      $  600,000
$1,800,000............................................  $450,000      $  675,000      $  900,000
$2,700,000............................................  $675,000      $1,012,500      $1,350,000

The table shows straight life annuity benefits payable annually upon normal retirement at age 65 on January 1, 2002. Benefits are not subject to offset for Social Security payments, but are reduced for early retirement.

For purposes of this table, covered compensation consists of the amounts disclosed in the Summary Compensation Table as salary and bonus. The current years of service are: Mr. Stonecipher, 9 years; Mr. Mlekush, 9 years; Mr. Glass, 8 years; Mr. Bates, 2 years; Mr. Hopkins, 9 years; and Ms. Stone, 5 years. Under a special provision, Mr. Mlekush's benefit will be calculated using 16 years if he remains employed until age 65 in November 2003 or any change in control. Mr. Bates does not participate in the nonqualified supplemental plan. Mr. Stonecipher is entitled to additional retirement benefits under his employment agreement.

WHAT HAS BEEN OUR SHAREHOLDER RETURN?

The graph shows the total shareholder return (stock price appreciation plus reinvested dividends) for Jefferson Pilot's common stock compared to two indexes: the Standard & Poor's 500 Stock Index and a Custom Composite Index of certain other similarly diversified life insurance companies. The graph assumes that you invested $100 in each on December 31, 1996.

        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN TO SHAREHOLDERS

                           [PERFORMANCE GRAPH CHART]

                                            Dec-96   Dec-97   Dec-98   Dec-99   Dec-00   Dec-01
                                            ------   ------   ------   ------   ------   ------
Jefferson-Pilot Corporation                  $100     $141     $208     $193     $216     $206
S&P 500(R)                                   $100     $133     $171     $208     $189     $166
Custom Composite Index (10 stocks)           $100     $147     $182     $159     $210     $217

The Custom Composite Index consists of American General Corporation (through
2Q01), American National Insurance Company, Hartford Life Inc. (Class A) (from 3Q97 through 1Q00), Lincoln National Corporation, MONY Group Inc. (since 1Q99), Nationwide Financial Services Inc. (Class A) (since 2Q97), Protective Life Corporation, Provident Companies Inc. (Class B Common) (through 2Q99), ReliaStar Financial Corp. (through 2Q00), and Torchmark Corporation. American General, Hartford, Provident and ReliaStar are no longer publicly traded and are included in this Index through the end of the last full quarter of trading. Each company is weighted according to its respective stock market capitalization at the beginning of each calendar quarter included in the graph or the calendar quarter indicated above.

DO THE NAMED OFFICERS HAVE EMPLOYMENT CONTRACTS?

David A. Stonecipher became our Chief Executive Officer in 1993, and he signed a new employment agreement in September 1997. It provides for an initial base salary, annual bonus, LTIP and additional retirement benefits, and also for stock options granted at fair market value for 450,000 shares, of which 225,000 are now vested and 225,000 will vest on December 31, 2002. The annual bonus as a percent of base salary is determined in accordance with a formula based on growth in operating earnings per share over the prior year, with certain adjustments permitted. Our Compensation Committee also may award a discretionary amount above the formula amount. This bonus arrangement was approved by shareholders in May 1999. Under the agreement, any discretionary awards of options for later years during the agreement's term become fully vested as of December 31, 2000 or the grant date. Effective February 19, 2002, Mr. Stonecipher and the Compensation Committee mutually agreed to extend his employment agreement to February 28, 2005, with his base salary, annual bonus, LTIP and annual stock option grant to continue at 2001 value levels adjusted as appropriate for target performance and inflation.

Mr. Stonecipher, currently age 60, is entitled to an annual retirement benefit at age 65 equal to 67% (reduced if he leaves earlier) of the average annual base salary and annual bonus for the highest three of his last five years of employment. This will be reduced by other retirement benefits he receives from his former employer. If he dies during employment, a death benefit is payable equal to the present value of his accrued retirement benefits. He may elect that all or part of these retirement benefits and/or death benefit be paid as a single life annuity, as a lump sum and/or as payments in installments tracking the value of an S&P 500 Index Fund.

If we terminate Mr. Stonecipher's employment other than for good cause or if he resigns for good reason including following a change in control, he will: (1) receive a lump sum payment equal to (a) the base annual salary, and (b) 50% of the maximum bonus and LTIP payments, that he would have received for the lesser of three years or until the agreement's end; (2) be fully vested in all stock options; and (3) be eligible for immediate retirement with benefits computed as if his employment had continued through the agreement's end. If we terminate his employment for good cause or if he resigns following a demotion for good cause, items 1(a), 2 and 3 above will apply except that his January 6, 1998 option if not yet vested will not vest.

Mr. Bates joined the Corporation in connection with an acquisition on December 30, 1999, and a three year employment agreement became effective. The agreement established his initial base salary and a formula for annual bonus, and provided for $3.5 million, paid in cash and stock on December 30, 1999, to induce him to commit to work for us for at least three years. If he earlier voluntarily terminates employment, he must repay a pro-rata portion of this payment. The agreement also provided a ten year option to purchase 46,839 shares of JP stock at the fair market value, which becomes exercisable only upon achievement of earnings targets over a three year period for the business he manages, and additional options upon achievement of those earnings targets. Under a separate agreement, Mr. Bates received $1.45 million for his agreement not to compete with or solicit customers of our individual or group life or disability insurance business for two years. Effective February 11, 2002, Mr. Bates signed a new employment agreement through December 31, 2003, and received additional stock options a major portion of which become exercisable only upon achievement of earnings targets.

Executive Change in Control Severance Plan. We have established a Plan providing for the payment of severance benefits to the Named Officers and certain other officers following a Change in Control as defined in the Plan. This would apply in the event of certain qualifying terminations of employment in connection with or within two years after the Change in Control. Terminations that will qualify for severance payments include a termination by us without "Cause" and a termination by the officer with "Good Reason" (as those terms are defined in the Plan). Good Reason includes significant reductions in aggregate compensation and benefits.

If a qualifying termination occurs, the Plan provides for lump sum severance payments equal to two or three, as specified for each Named Officer, times the sum of the officer's annual base salary, annual bonus and, if eligible, LTIP. For other officers, the Plan provides for two or one years' compensation and benefits. An additional amount also would be paid to cover any applicable excise tax on all benefits received as the result of a Change in Control (whether or not under the Plan) and any income or employment taxes imposed on this excise tax payment, so that the net amount retained by the officer would equal the amount he or she would have received absent any such excise tax. The Plan also provides for certain other benefits including continued employee benefits coverage and early vesting of executive supplemental retirement benefits for termination in connection with a change in control.

We may amend or terminate the Plan or discontinue an officer's participation. However, we may only reduce or discontinue any officer's coverage or potential rights under the Plan after 12 months advance notice to the officer, and we cannot diminish protection for the two years after any Change in Control.

A plan covering lower level officers provides for a lump sum severance payment equal to up to one year's salary for any job elimination within two years after a Change in Control.

IS THE COMPENSATION COMMITTEE INDEPENDENT?

Directors Cunningham, Melvin and Pittard served as members of the Compensation Committee of our Board during all of 2001. None of them ever has been an officer or employee of the Corporation or any of its subsidiaries or has had any other significant relationship with Jefferson Pilot requiring disclosure under the proxy rules.

AUDIT COMMITTEE REPORT

The Audit Committee's function is oversight only. Management is responsible for the preparation, presentation and integrity of the financial statements. Management also is responsible for maintaining appropriate accounting, financial reporting and actuarial principles and policies, as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The internal auditors and the independent auditor are responsible for monitoring and evaluating the adequacy of internal controls. The independent auditor is responsible for auditing the annual financial statements and performing quarterly reviews.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed these financial statements and the related Management's Discussion and Analysis with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee also received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors that firm's independence from the Corporation and its management.

The Committee also reviewed the fees of the independent auditors for audit and other services they provided for 2001, and the nature of the other services, which did not include financial information systems design and implementation fees, management consulting services or internal audit services. The Committee has considered whether the provision of such services other than audit services is compatible with maintaining the auditor's independence. For 2001, these fees were:

Audit fees -- consolidated financial statements.............    $1,785,000
Audit fees -- subsidiary and separate account financial
  statements................................................    $  310,000
All other fees:
     Audit related fees.....................................    $  180,162*
     Other fees.............................................    $  607,990**
                                                                ----------
     Total..................................................    $  788,152

---------------

  * Audit related fees include audits of benefit plans, assistance with accounting standards and transactions, and financial statement reviews.

** A special tax compliance project started in 2000 related to a prior acquisition comprised about 84% of Other fees.

Based upon the Committee's discussions with management and the independent auditors and the Committee's review of the representations of management and the report of the independent auditors to the

Committee, the Committee recommended to our Board of Directors that the Corporation's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE

Donald S. Russell, Jr. (Chair)             Elizabeth Valk Long
George W. Henderson, III                   E. S. Melvin

OTHER INFORMATION

WHO ARE THE INDEPENDENT PUBLIC ACCOUNTANTS?

Since 1996 Ernst & Young LLP (E&Y) has been the independent public accounting firm that audits our financial statements and those of our principal subsidiaries and their separate accounts. In accordance with standing policy, E&Y periodically changes the engagement partner and personnel who work on the audit.

E&Y representatives have direct access to members of our Audit Committee, regularly attend most of its meetings and have executive sessions with the Committee.

On recommendation of the Audit Committee, our Board reappointed E&Y to audit the 2002 financial statements. E&Y representatives will be at the annual meeting to make a statement, if they choose, and to answer any questions you may have.

DOES JEFFERSON PILOT HAVE ANY CORPORATE GOVERNANCE PRINCIPLES?

We describe a portion of our Statement of Principles on page 5. Jefferson Pilot has complied with the Principles in all material respects. We have not modified, amended or waived the Principles in any respect since 1997. The Principles are included in the Investor Relations section on our Website, www.jpfinancial.com, and you can request a copy from our corporate secretary.

WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE 2003 ANNUAL MEETING?

Any shareholder proposals to be included in our proxy statement for our May 5, 2003 annual meeting must be received by our corporate secretary by November 26, 2002.

Our Articles of Incorporation and/or By-Laws also require advance notice for any director nominations or any resolutions to be presented at a shareholders' meeting. Any shareholder entitled to vote at an annual meeting may nominate at the meeting one or more persons for election as directors, but only if written notice of the intent to make the nomination has been given to our corporate secretary at least 90 days before the meeting, which is February 4, 2003 for the 2003 annual meeting. Similar 90 day advance written notice to our secretary is required for any resolution to be presented at the meeting.

By order of the Board of Directors
  Robert A. Reed
  Vice President and Secretary

JPC-02579               (JEFFERSON PILOT FINANCIAL LOGO)                   03/02
 16

[JEFFERSON PILOT FINANCIAL LOGO]


                           JEFFERSON-PILOT CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 6, 2002

PROXY

         The undersigned hereby constitute(s) and appoint(s) David A. Stonecipher, John D. Hopkins and Robert A. Reed, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution of each, and with all the powers the undersigned would possess if personally present, to vote all shares of stock of Jefferson-Pilot Corporation the undersigned is entitled to vote at the Annual Meeting of Shareholders of Jefferson-Pilot Corporation to be held on May 6, 2002, and at any adjournment thereof, upon the matters referred to in the Notice of Meeting and Proxy Statement for the meeting and in their discretion upon such other business as may properly come before the meeting or any adjournment.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED, OR IF NO CHOICE IS SPECIFIED, "FOR" THE PROPOSALS LISTED ON THE REVERSE SIDE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.
               (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)
                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

[JEFFERSON PILOT                    2002 ANNUAL MEETING OF SHAREHOLDERS
FINANCIAL LOGO]                     MONDAY, MAY 6, 2002 AT 10:00 A.M.
                                    At Our Offices
                                    100 North Greene Street
                                    Greensboro, NC 27401
-------------------------------------------------------------------------------

                       INSTRUCTIONS FOR VOTING YOUR PROXY

This proxy covers all Jefferson-Pilot Corporation shares you own in any of the following ways, if the registrations are identical:

o  Shares held of record                                  o  Shares in our JP TeamShare Plan
o  Shares in our Dividend Reinvestment Plan               o  Shares in our Agents' Retirement Plan

                    THERE ARE THREE WAYS TO VOTE YOUR PROXY

       TELEPHONE VOTING                                       INTERNET VOTING                            VOTING BY MAIL
This method of voting is                               Visit the internet voting                  Simply mark, sign and date your
available for residents of the                         website at                                 proxy card and return it in the
U.S. and Canada. On a touch tone                       HTTP://PROXY.GEORGESON.COM.                postage-paid envelope.
telephone, call TOLL FREE                              Enter the COMPANY NUMBER and
1-800-852-5162, 24 hours a day,                        CONTROL NUMBER shown below and
7 days a week. You will be asked                       follow the instructions on your
to enter ONLY the CONTROL                              screen. You will incur only your
NUMBER shown below. Have your                          usual Internet charges.
proxy card ready, then follow                          Available 24 hours a day, 7 days
the prerecorded instructions.                          a week until 5:00 p.m. Eastern
Your vote will be confirmed and                        time on Friday, May 3, 2002.
cast as you directed. Available
24 hours a day, 7 days a week
until 5:00 p.m. Eastern time on
Friday, May 3, 2002.

         COMPANY NUMBER                                        CONTROL NUMBER

                IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET,
                       PLEASE DO NOT MAIL YOUR PROXY CARD
                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
-------------------------------------------------------------------------------

[x]  Please mark
     votes as in
     this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH PROPOSAL.

--------------------------------------------------------------------------------
JEFFERSON-PILOT'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL LISTED BELOW.
--------------------------------------------------------------------------------

1. Election of three Class I Directors:
   Nominees:                                              FOR        WITHHOLD
     Elizabeth Valk Long, William Porter Payne            [ ]          [ ]                 [ ]  I plan to attend the meeting.
       and David A. Stonecipher                                                            [ ]  See noted comments.

---------------------------------------------
FOR all listed nominees except as noted above
                                                                                           DATE:                           ,2002
2. Election of one Class III Director:                    FOR        WITHHOLD                    --------------------------
   Nominee:                                               [ ]          [ ]
     Kenneth C. Mlekush
                                                                                           --------------------------------------

                                                                                           --------------------------------------
                                                                                           SIGNATURE(S)

                                                                                           IMPORTANT: Please sign exactly as your
                                                                                           name(s) appear(s) hereon. If you are
                                                                                           acting as attorney-in-fact, corporate
                                                                                           officer or in a fiduciary capacity,
                                                                                           please indicate the capacity in which
                                                                                           you are signing.